SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  /x/
Filed by a party other than the Registrant  /x/

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for use of the Commission only (as permitted by Rule
    14a-6(e)(2))
/x/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section
    240.14a-12

                        PREMIER FINANCIAL BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
       (Name of Person Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
    and 0-11
    (1)  Title of each class of securities to which transaction applies:

         --------------------------------------------------------------
    (2)  Aggregrate number of securities to which transaction applies:

         --------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         --------------------------------------------------------------
    (4)  Proposed maximum aggregate value of transaction:

         --------------------------------------------------------------
    (5)  Total fee paid:

         --------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

         --------------------------------------------------------------
    (2)  Form, Schedule or Registration Statement No.:

         --------------------------------------------------------------
    (3)  Filing Party:

         --------------------------------------------------------------
    (4)  Date Filed:

         --------------------------------------------------------------

                         PREMIER FINANCIAL BANCORP, INC.
                                 P. O. Box 1485
                            115 North Hamilton Street
                           Georgetown, Kentucky 40324

                                 ----------------

                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD

                                  JUNE 20, 2001
                                 ----------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Premier Financial Bancorp, Inc. will be held at its principal offices located at 115 North Hamilton Street, Georgetown, Kentucky on Wednesday, June 20, 2001 at 10:30 a.m. (EDT) for the following purposes:

  (1) To elect ten (10) directors to serve until the 2002 Annual Meeting of Shareholders and until their successors are elected and qualified;

  (2) To ratify the appointment of Crowe, Chizek and Company, LLP as the Company's independent accountants for the 2001 fiscal year; and

  (3) To transact such other business as may properly come before the meeting.


         The Board of Directors has set the close of business on May 1, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the meeting.

         EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR BY OTHER ACCEPTED MEANS OF EXECUTION (Internet, telephone, etc.). SHAREHOLDERS ATTENDING THE MEETING IN PERSON MAY VOTE IN PERSON THOUGH YOU HAVE PREVIOUSLY EXECUTED A PROXY.

                                             By Order of the Board of Directors,
                                             /s/ E. V. Holder, Jr.
                                             -----------------------------------
                                             E. V. Holder, Jr.
                                             Secretary

Georgetown, Kentucky
April 30, 2001

                         PREMIER FINANCIAL BANCORP, INC.
                                 P. O. Box 1485
                            115 North Hamilton Street
                           Georgetown, Kentucky 40324

                                 ----------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD

                                  JUNE 20, 2001
                                 ----------------


                                  INTRODUCTION

         This Proxy Statement is being furnished to shareholders of Premier Financial Bancorp, Inc., a Kentucky corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company from holders of record of the Company's outstanding shares of common stock, $1.00 par value per share (the "Common Stock"), as of the close of business on May 1, 2001, for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Wednesday, June 20, 2001 at 10:30 a.m (eastern daylight time) at the Company's principal office and at any adjournment or postponement thereof. The Company's principal office is located at 115 North Hamilton Street, Georgetown, Kentucky. The date of this Proxy Statement is April 30, 2001.

PURPOSES OF THE ANNUAL MEETING

         At the Annual Meeting, holders of shares of Common Stock will be asked to consider and vote upon the following matters:

(1) The election of ten directors of the Company who will serve until the 2002 Annual Meeting and until their successors are elected and qualified;

(2) The ratification of the appointment of Crowe, Chizek and Company, LLP as the Company's independent accountants for the fiscal year ending December 31, 2001; and

(3) The transaction of such other business as may properly come before the Annual Meeting.

         The Board of Directors has unanimously recommended that shareholders vote "FOR" the election of the Board of Director's ten nominees for election as directors of the Company and "FOR" the ratification of the Board of Director's appointment of Crowe, Chizek and Company, LLP as the Company's independent accountants. As of the date of this Proxy Statement, the Board of Directors knows of no other business to come before the Annual Meeting.

VOTING RIGHTS AND PROXY INFORMATION

         Only holders of record of shares of Common Stock as of the close of business on May 1, 2001 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Such holders of shares of Common Stock are entitled to one vote per share on any matter, other than the election of directors, that may properly come before the Annual Meeting. In the election of directors, holders of Common Stock have cumulative voting rights whereby each holder is entitled to vote the number of shares of Common Stock held multiplied by ten (the number of directors to be elected at the Annual Meeting), and each holder may cast the whole number of votes for one candidate or distribute such votes among two or more candidates. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock as of the record date is necessary to constitute a quorum at the Annual Meeting. As of Record Date there were 5,232,230 shares of Common Stock outstanding.

         Those nominees for election to the Board of Directors receiving the ten highest number of votes in the election of directors will be elected to the Board. The appointment of Crowe, Chizek and Company, LLP as the Company's independent accountants for 2001 will be ratified if the votes cast in favor of ratification exceed the votes cast against ratification.

         All shares of Common Stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted for the election of the Board of Director's ten nominees for election as directors of the Company (or, if deemed appropriate by the individuals appointed in the proxies, cumulatively voted for less than all of the Board's nominees to ensure the election of as many of the Board's nominees as possible) and for the ratification of the appointment of Crowe, Chizek and Company, LLP as the Company's independent accountants.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company at or before the Annual Meeting or
(iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to the Company, to the attention of E.V. Holder, Jr., Secretary.
                                                                              2.

         The Company will bear the cost of this solicitation. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of Common Stock, and will reimburse them for their expenses in so doing. Certain directors, officers and other employees of the Company, not specially employed for this purpose, may solicit proxies, without additional remuneration therefor, by personal meeting, mail, telephone, facsimile or other electronic means.

ANNUAL REPORT

         The Company's 2000 Annual Report, which includes audited consolidated financial statements, accompanies this Proxy Statement. The Company will furnish without cost to any shareholder, upon request, a copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission. Requests should be in writing and directed to the Company, to the attention of Edward Barnes, Chief Financial Officer.

PRINCIPAL SHAREHOLDERS

         As of March 31, 2001, the following individuals or entities reported beneficial ownership of Common Stock in excess of 5% of the Company's outstanding Common Stock:

NAME AND ADDRESS                    NUMBER OF SHARES          PERCENTAGE OF
OF BENEFICIAL OWNER                 BENEFICIALLY OWNED(1)     OUTSTANDING SHARES
Marshall T. Reynolds                    559,990                    10.7%
P.O. Box 4040
Huntington, West Virginia 25729

Joan C. Edwards                         363,352                     6.9%
2100 South Ocean Lane
Ft. Lauderdale, Florida 33316

Brinson Partners, Inc                   307,272                     5.9%
209 South LaSalle
Chicago, Illinois  60604

----------------

(1) The information contained in this column is based upon information furnished to the Company by the named individuals and the shareholder records of the Company. Except where otherwise indicated, this column represents the number of shares beneficially owned, which includes shares as to which a person has sole or shared voting and/or investment power.


                                                                              3.

                              ELECTION OF DIRECTORS

                                (Item 1 on Proxy)

         A board of ten directors of the Company is to be elected at the Annual Meeting, each of whom is to serve, subject to the provisions of the Company's bylaws, until the 2002 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified. The names of the nominees proposed for election as directors, all of who are presently directors of the Company, are set forth below and the following information is furnished with respect to each:

                                                                                     Common
                                                                 Director of         Stock           Percentage
                                                                   Company        Beneficially           Of
                             Principal Occupation               Continuously        Owned as         Outstanding
        Nominee                or Employment(1)         Age         Since       of 3/31/2001(2)        Shares
------------------------- --------------------------- -------- ---------------- ----------------- ------------------
Toney K. Adkins           Vice President,               51         7/12/91           6,180          less than 1%
                          Administration, Champion
                          Industries, Inc.
                          (commercial printing and
                          office supplies)

Hosmer A. Brown, III      Attorney-at-Law               80         4/18/01           59,451             1.1%

Edsel R. Burns            Independent Business          50         7/19/00            787           less than 1%
                          Consultant(3)

Gardner E. Daniel         President and Chief           65         4/11/95           30,819         less than 1%
                          Executive Officer of the
                          Company(4)

E.V. Holder, Jr.          Attorney-at-law               68         7/12/91           16,720         less than 1%

Wilbur M. Jenkins         Retired business owner        73         4/11/95          120,340             2.3%
                          (cable manufacturing)

Keith F. Molihan          Executive Director,           58         9/14/99           3,502          less than 1%
                          Ironton/Lawrence County
                          Area Community Action
                          Organization

Marshall T. Reynolds      Chairman and Chief            64         1/19/96          559,990             10.7%
                          Executive Officer,
                          Champion Industries, Inc.
                          (commercial printing and
                          office supplies)(5)

Neal Scaggs               President, Logan Auto         65         9/8/98            9,345          less than 1%
                          Parts, Inc.

Thomas Wright             Owner and Chairman,           49         4/18/01           54,134             1.0%
                          NexQuest, Inc. (management
                          company)
All directors and
executive officers as                                                               898,377            17.2%
a group (15 in number
including the
above-named persons)

---------------
(1) Except where otherwise indicated, this principal occupation or employment has continued during the past five years.

(2) The information contained in this column is based upon information furnished to the Company by the named individuals and the shareholder records of the Company. Except where otherwise indicated, this column represents the number of shares beneficially owned, which includes shares as to which a person has sole or shared voting and/or investment power.
                                                                              4.

(3) Until April 20, 2001, Mr. Burns served as Chief Financial Officer of Central City Online in Huntington, West Virginia.

(4) Mr. Daniel retired as President of the Company's subsidiaries, Georgetown Bank and Trust and Citizens Bank, on March 31, 1999. He returned from retirement on June 30, 2000, to serve as President and Chief Executive Officer of the Company.

(5) Mr. Reynolds serves as the Company's Chairman of the Board. From 1985 to November 1993, Mr. Reynolds also served as Chairman of the Board of Directors of Bank One West Virginia, N.A. (and its predecessor, Key Centurion Bancshares, Inc.).


         The Company's Board of Directors recommends a vote "FOR" the election of each of the Company's nominees for election as a director.

         The Board of Directors does not contemplate that any of the nominees will be unable to accept election as a director for any reason. However, in the event that one or more of such nominees is unable or unwilling to serve, the persons named in the proxies or their substitutes shall have authority, according to their judgment, to vote or to refrain from voting for other individuals as directors.

         The Board of Directors considers nominations of candidates for election as directors. The Company's bylaws establish an advance notice procedure for shareholders to make nominations of candidates for election as directors (the "Shareholder Notice Procedure"). The Shareholder Notice Procedure provides that only persons who are nominated by, or at the direction of, the Board of Directors, or by a shareholder who has given timely written notice to the Secretary of the Company prior to the meeting at which directors are to be elected, will be eligible for election as directors of the Company. Under the Shareholder Notice Procedure, to be timely, notice of shareholder nominations to be made at an annual or special meeting must be received by the Company not less than 14 days nor more than 50 days prior to the scheduled date of the meeting (or, if less than 21 days notice of the date of the meeting is given, the 7th day following the day such notice was given).

         Under the Shareholder Notice Procedure, a shareholder's notice to the Company proposing to nominate a person for election as a director must contain certain information, including, without limitation, the identity and address of the nominating shareholder, the number of shares of Common Stock that are owned by such shareholder and the name and address of the proposed nominee. If the Chairman of the Board or other officer presiding at a meeting determines that a person was not nominated in accordance with the Shareholder Notice Procedure, such person will not be eligible for election as a director.

         By requiring advance notice of nominations by shareholders, the Shareholder Notice Procedure affords the Board an opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, to inform shareholders about such qualifications.



                                                                              5.

              CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS

Board Meetings and Committees
         During 2000, the Board of Directors met fourteen times, the Compliance Committee met five times, the Compensation Committee met once, and the Audit Committee met five times. Each director attended seventy-five percent or more of all meetings of the Board of Directors and committees of the Board on which he serves.

Compensation of the Board of Directors
         Directors who are not full time employees of the Company or any subsidiary receive fees for their services of $500 for each meeting of the Board and are reimbursed for expenses incurred in connection with their services as directors. Directors receive no compensation for attending committee meetings.

Other Directorships
         The Company's Chairman of the Board, Marshall T. Reynolds, serves as a director of the following publicly held companies or banks whose shares are registered under the Exchange Act: Abigail Adams Bancorp, Inc., Washington, D.C.; Champion Industries, Inc., Huntington, West Virginia; and First Guaranty Bank, Hammond, Louisiana.

Audit Committee
         The Audit Committee of the Board of Directors consists of the following three independent directors: E. V. Holder, Jr., Chairman, Edsel
R. Burns and Keith F. Molihan. ("Independent" is defined in Rule 4200(a)(14) of the National Association of Securities Dealers ("NASD") listing standards.)
         The Company's Board of Directors has adopted a written charter for the Audit Committee, which sets out the functions and responsibilities of the Audit Committee. A copy of the written charter of the Audit Committee is attached as Annex A to this proxy statement. As described in the charter, this committee makes recommendations to the Board of Directors with respect to the selection of independent accountants; the review and scope of audit arrangements; the independent accountants' suggestions for strengthening internal accounting controls; matters of concern to the committee, the independent accountants, or management relating to the Company's financial statements or other results of the annual audit; the review of internal accounting procedures and controls with the Company's financial and accounting staff; the review of the activities and recommendations of the Company's internal auditors and compliance auditors; and the review of financial statements and other financial information published by the Company.

Audit Committee Report

         It is the responsibility of management to prepare the financial statements and the responsibility of Crowe, Chizek and Company LLP, the Company's independent auditors, to audit the financial statements in accordance with generally accepted auditing procedures. The functions and responsibilities of the Audit Committee are described in the charter of the Audit Committee attached as Annex A to this proxy statement.

         In connection with its review of Premier Financial Bancorp's financial statements for 2000, the Audit Committee:

*  Has reviewed and discussed the audited financial statements with management;
* Has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU
   380); and
                                                                              6.

* Has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with the independent accountant the independent accountant's independence.

         The Audit Committee also discussed with management and the independent auditors the quality and adequacy of Premier Financial Bancorp's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

         Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Premier Financial Bancorp's Annual Report on Form 10-K for the year ended December 31, 2000.

                                                Members of the Audit Committee:

                                                /s/ E. V. Holder, Jr., Chairman

                                                /s/ Edsel R. Burns, C.P.A.

                                                /s/ Keith F. Molihan



Compliance Committee
         The Compliance Committee of the Board of Directors consists of the following three non-employee directors: Toney K. Adkins, Chairman, E. V. Holder, Jr. and Wilbur Jenkins. The Committee reviews and recommends to the Board any written policies and procedures in place for the holding company and/or subsidiaries to comply with regulatory agencies and recommendations.

Compensation Committee
         The Compensation Committee of the Board of Directors consists of the following three non-employee directors: Marshall T. Reynolds, Chairman, Wilbur Jenkins and Keith Molihan. The Committee reviews and determines salaries and other benefits for executive and senior management of the Company and its subsidiaries, reviews and determines the employees to whom stock options are to be granted and the terms of such grants, and reviews the selection of officers who participate in incentive and other compensation plans and arrangements. The Committee establishes the management compensation policy and the general compensation policies of the Company.
         The objectives of the Company's management compensation policy are to develop a policy that attract and retain the best available executive officers; to motivate them to achieve the goals set forth in the Company's business plan; to link executive and stockholder interest through incentive-based compensation; and to provide the Company's performance, measured by both short-term and long-term achievements.


                                                                              7.

Compensation Committee Report
         Compensation Committee believes that the compensation program for executive officers should consist of two key elements:
*        a base salary, and
*        a performance-based annual bonus.

         The Compensation Committee believes the interests of the Company and its shareholders are served by this two-part approach. Under this approach the compensation of executive officers involves a part of their pay that is "at risk"--namely, the annual bonus. The variable annual bonus permits individual performance to be recognized on an annual basis, and is based, in significant part, on the attainment of individually customized performance targets.
         The Compensation Committee believes that the compensation of the Chief Executive Officer, Gardner E. Daniel, should be based largely on corporate performance relative to the Company's business plan. In setting Mr. Daniel's salary and bonus, the Committee considered the role Mr. Daniel was expected to play in the overall management of the Company upon his becoming Chief Executive Officer in July, 2000 and the level of compensation paid to his predecessor.
         Recommendations regarding the base salary of executive officers, other than the Chief Executive Officer, are made to the Committee by the Chief Executive Officer and either approved or modified by the Committee. The recommendation as to the bonus paid to each executive officer is based on a review by the Chief Executive Officer of the performance of the executive officer in attaining his performance targets for the prior year.

                                          Members of the Compensation Committee:

                                          /s/ Marshall T. Reynolds, Chairman

                                          /s/ Wilbur M. Jenkins

                                          /s/ Keith F. Molihan


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based upon a review of filings with the SEC and representations that no other reports were required, the Company believes that all of the Company's directors and executive officers complied during fiscal 2000 with the reporting requirements of Section 16(a) of the Securities Exchange Act, except that chief financial officer Edward Barnes did not file the initial report of ownership of Company shares required to have been filed by him upon becoming chief financial officer. Mr. Barnes was unaware of this legal requirement until this month and he will file this report shortly.


                                                                              8.

                        EXECUTIVE OFFICERS OF THE COMPANY

         The individuals named in the following table are the executive officers of the Company under applicable SEC disclosure rules. Except as otherwise indicated, each executive officer has held the position indicated for the last five years.

         Name                               Age              Position
         ----                               ---              --------
         Marshall T. Reynolds               64               Chairman of the Board
         Gardner Daniel                     65               President and Chief Executive Officer
         Edward Barnes                      41               Treasurer and Chief Financial Officer
                                                                   (Principal Accounting Officer)
         W. Harvey Coggin                   48               President, Citizens Bank (Kentucky), Inc.
         Bill Covington                     50               President, Farmers Deposit Bank
         Benjamin T. Pugh                   52               President, Citizens Deposit Bank & Trust
         Robert W. Walker                   54               President, Boone County Bank, Inc.

     Mr. Daniel has held this position since July, 2000. From April, 1999 until July, 2000, Mr. Daniel was retired. Prior to April 1999, Mr. Daniel was President of Georgetown Bank and Trust Company and Citizens Bank, Sharpsburg, the predecessors to Citizens Bank(Kentucky), Inc.

     Mr. Barnes has held this position since December, 1998. Prior to that time, Mr. Barnes was a Vice President and Cashier to Georgetown Bank and Trust Company.

     Mr. Coggin has held this position since April, 1999. Prior to that time, Mr. Coggin was a Senior Vice President at PNC Bank, Kentucky N.A.

     Mr. Walker has held this position since September, 1998. Prior to that time, Mr. Walker was a Regional Vice President at Bank One, West Virginia N.A.

     For additional information about these executive officers, see "ELECTION OF DIRECTORS."


                                                                              9.

EXECUTIVE COMPENSATION

Summary Compensation Table
         The following table summarizes compensation earned in 2000, 1999, and 1998 by the Company's Chief Executive Officer, its former Chief Executive Officer and certain of the Company's other executive officers who earned a salary and/or bonus in 2000 that exceeded $100,000. In accordance with rules of the Securities and Exchange Commission, the compensation of the Company's other executive officers is not required to be disclosed because none of these executive officers earned a salary and/or bonus in 2000 that exceeded $100,000.

============================================================================================================================
                                                                                              Long Term
                                                       Annual Compensation                   Compensation
----------------------------------------------------------------------------------------------------------------------------


                                                                              Other           Securities
                                                                             Annual           Underlying         All other
    Name and principal position    Year        Salary        Bonus        Compensation          Options         Compensation
                                                ($)           ($)              ($)                (#)            ($)(1)(3)

    ----------------------------------------------------------------------------------------------------------------------------
    Gardner Daniel                 2000        81,400        50,000           6,150              -----             2,800
                                ------------------------------------------------------------------------------------------------
      President & CEO(2)           1999        35,000        -----             600               -----             4,267
                                ------------------------------------------------------------------------------------------------
                                   1998       100,000        45,000           5,763              3,000             6,577
    ----------------------------------------------------------------------------------------------------------------------------
    J. Howell Kelly                2000        82,500        -----             853               -----            114,547
                                ------------------------------------------------------------------------------------------------
      Former President &           1999       165,000        50,000          20,653              -----             5,841
                                ------------------------------------------------------------------------------------------------
      CEO                          1998       140,362        75,000          14,633              5,000             5,716
    ----------------------------------------------------------------------------------------------------------------------------
    Benjamin T. Pugh               2000       110,000        -----            1,536              -----             5,250
                                ------------------------------------------------------------------------------------------------
      President, Citizens          1999       110,000        20,000           -----              -----             4,915
                                ------------------------------------------------------------------------------------------------
      Deposit Bank & Trust(4)      1998       105,000        55,000           1,800              3,000             5,300
    ----------------------------------------------------------------------------------------------------------------------------
    Robert W. Walker               2000        97,500        10,000            291               -----             4,204
                                ------------------------------------------------------------------------------------------------
      President, Boone             1999        95,000        7,500            -----              -----             3,654
                                ------------------------------------------------------------------------------------------------
      County Bank(5)               1998        48,989        -----            -----              1,500             2,129
    ----------------------------------------------------------------------------------------------------------------------------
    Bill Covington                 2000        83,500        49,355           3,600              -----             3,340
                                ------------------------------------------------------------------------------------------------
      President, Farmers           1999        82,700        65,000           3,757              -----             3,299
                                ------------------------------------------------------------------------------------------------
      Deposit Bank(6)              1998        80,000        40,000           3,763              3,000             3,200
    ----------------------------------------------------------------------------------------------------------------------------
    W. Harvey Coggin               2000        95,000        7,000            3,000              -----             2,497
                                ------------------------------------------------------------------------------------------------
      President, Citizens          1999        95,000        5,000            1,800              -----             1,967
                                ------------------------------------------------------------------------------------------------
      Bank (Kentucky), Inc.(7)     1998        -----         -----            -----              -----             -----
    ============================================================================================================================

------------------------

(1)      Employer contributions to the Company's 401(k)/Profit Sharing Plan.

(2) Mr. Daniel retired as President of the Company's subsidiaries, Georgetown Bank and Trust and Citizens Bank-Sharpsburg, on March 31, 1999. He returned from retirement on June 30, 2000, to serve as President and Chief Executive Officer of the Company. In 1999, Mr. Daniel received a salary from Georgetown Bank & Trust through the end of March. He now receives a salary from the holding company as its President and Chief Executive Officer. Other annual compensation includes director's fees received from the bank subsidiaries.


                                                                             10.

(3) In addition to the employer contribution to the Company's 401(k) plan, all other compensation consists of payments made and benefits provided to Howell Kelly in the amount of $82,500 pursuant to an agreement described below under the caption "Agreement with Former Chief Executive Officer" and $28,747 in value from a motor vehicle transferred to Mr. Kelly for nominal consideration under that agreement.

(4) Salary and bonus amounts for all years were paid by the Company's subsidiary, Citizens Deposit Bank and Trust Company, for services rendered by Mr. Pugh as President and Chief Executive Officer of that bank subsidiary.

(5) Mr. Walker was hired on June 29, 1998 as Vice President of the Company. On September 1, 1998, Mr. Walker became President of the Company's subsidiary, Boone County Bank. Mr. Walker earned a salary of $16,808 from the holding company through August 31, 1998, and a salary of $32,181 from Boone County Bank for September 1 through December 31, 1998. The salaries and bonus amounts for 1999 and 2000 were paid by the Company's subsidiary, Boone County Bank, for services rendered by Mr. Walker as President and Chief Executive Officer of that bank subsidiary.

(6) Salary and bonus amounts for all years were paid by the Company's subsidiary, Farmers Deposit Bank, for services rendered by Mr. Covington as President and Chief Executive Officer of that bank subsidiary.

(7) Mr. Coggin served as President of the Company's subsidiary, Georgetown Bank and Trust from April 1, 1999 to October 20, 2000. He currently serves as President of Citizens Bank (Kentucky), Inc., which is the combined entity of the Company's affiliates, Georgetown Bank and Trust and Citizens Bank-Sharpsburg.

Agreement with Former Chief Executive Officer

         Effective June 30, 2000, the Company entered into an agreement with its former Chief Executive Officer, J. Howell Kelly in connection with his resignation from all positions with the Company and its subsidiaries. Under the agreement Mr. Kelly receives, through 2001, his salary at the level prior to his resignation and coverage under the Company's health insurance program. In addition, the Company transferred to Mr. Kelly, for one dollar, the motor vehicle the Company provided to him before his resignation. The motor vehicle had a book value of approximately $28,747 at the time of transfer. Mr. Kelly has agreed to provide advice to and consult with the Company through 2001.


                                                                             11.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values

--------------------------------- ------------------ ------------------ ---------------------- ----------------------


                                                                                                     Value of
                                                                           # of Securities        Unexercised In-
                                       Shares                                 Underlying             the-Money
                                     Acquired on             Value            Unexercised           Options at
Name                                  Exercised            Realized         Options FY-End            FY-End
----                                  ---------            --------         --------------        ---------------
                                         (#)                  ($)         (#)(1)(2)(3)(4)(5)          ($)(6)
--------------------------------- ------------------ ------------------ ---------------------- ----------------------
J. Howell Kelly(1)                      -----              -----               26,000                  -----
--------------------------------- ------------------ ------------------ ---------------------- ----------------------
Benjamin T. Pugh(2)                     -----              -----               24,000                  -----
--------------------------------- ------------------ ------------------ ---------------------- ----------------------
Bill Covington(3)                       -----              -----                3,000                  -----
--------------------------------- ------------------ ------------------ ---------------------- ----------------------
Gardner E. Daniel(4)                    -----              -----                3,000                  -----
--------------------------------- ------------------ ------------------ ---------------------- ----------------------
Robert W. Walker(5)                     -----              -----                1,500                  -----
--------------------------------- ------------------ ------------------ ---------------------- ----------------------

------------

(1) Options covering 4,100 of these shares were unexercisable at fiscal year-end.

(2) Options covering 3,300 of these shares were unexercisable at fiscal year-end.

(3) Options covering 1,200 of these shares were unexercisable at fiscal year-end.

(4) Options covering 600 of these shares were unexercisable at fiscal year-end.

(5) Options covering 300 of these shares were unexercisable at fiscal year-end.

(6) The value of each unexercised in-the-money stock option is equal to the difference between $5.125 (the closing price of the Common Stock on December 31, 2000) and the exercise price of the stock option.







                                                                             12.

                             STOCK PERFORMANCE GRAPH

         The following graph shows a comparison of cumulative total stockholder return on the Common Stock since May 16, 1996 (the date on which the Common Stock began trading in an established market) with the cumulative total returns of both a broad equity market index and a published industry index. The broad equity market index chosen was Standard & Poors 500 and the published industry index chosen was the SNL ($500M-$1B) Bank Asset-Size Index. The graph reflects historical performance only, which is not indicative of possible future performance of the Common Stock.

Premier Financial Bancorp, Inc.

                                                                              Period Ending
                                      -------------------------------------------------------------------------------------
Index                                           5/17/96      12/31/96     12/31/97      12/31/98     12/31/99     12/31/00
---------------------------------------------------------------------------------------------------------------------------
Premier Financial Bancorp, Inc.                  100.00        103.84       190.88        136.31        78.04        45.25
S&P 500                                          100.00        112.14       149.56        192.26       232.54       211.52
SNL $500M-$1B Bank Index                         100.00        116.36       189.15        185.98       172.15       164.78






                                                                             13.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company's subsidiaries have made, and expect to make in the future to the extent permitted by applicable federal and state banking laws, bank loans in the ordinary course of business to directors and officers of the Company and its subsidiaries and their affiliates and associates on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of the Company, such loans do not involve more than a normal risk of collectibility or present other unfavorable features. In addition, the Company's banking subsidiaries have engaged, and in the future may engage, in transactions with such persons and their affiliates and associates as a depositary of funds, transfer agent, registrar, fiduciary and provider of other similar services.

         In 2000, the Company had a $2,000,000 investment in First Guaranty Bank, Hammond, Louisiana ("First Guaranty"), a commercial bank in which the Company's Chairman of the Board, Marshall T. Reynolds, beneficially owns 31.7% of that bank's outstanding common stock. Mr. Reynolds also serves as Chairman of First Guaranty. This investment began in September, 1994 and ended in March, 2001 when First Guaranty redeemed the preferred shares representing the investment for an aggregate redemption price of $2,060,000, which included a redemption premium of $60,000.

         The Company's investment in First Guaranty was initially $1,000,000 and was made through the purchase of 1,000 shares of Series A Preferred Stock (the "Series A Stock"). In January, 1996, the Company exchanged its Series A Preferred Stock for 1,000 of Series B Preferred Stock (the "Series B Stock") and also made an additional $1,000,000 investment in First Guaranty by purchasing an additional 1,000 shares of Series B Stock. The Series B Stock was non-voting, was not convertible into common stock of First Guaranty, and had a non-cumulative quarterly dividend preference (on a parity with Series A Preferred Stock) in a per annum amount equal to two percent in excess of "prime rate" (as published in The Wall Street Journal during the quarter for which any dividend on common stock of First Guaranty is paid). The Company received a quarterly dividend in the full amount of the dividend preference for each quarter during which the Series B Stock was held by it. The Company's purchase of the Series A Stock and Series B Stock was funded through a credit facility with an unaffiliated commercial bank lender. Under that credit facility, the Company paid interest on the outstanding principal balance at an annual rate equal to that lender's prime rate.

         During the years ended December 31, 2000, 1999, and 1998, the Company or its subsidiaries have paid approximately $391,000, $432,000, and $369,000, respectively, for commercial printing services and office supplies from Champion Industries, Inc., Huntington, West Virginia, of which the Company's Chairman of the Board, Marshall T. Reynolds, is its President and Chief Executive Officer and a principal shareholder. The Company or its subsidiaries have also paid to Champion Industries, Inc. approximately $1,066,000, $820,000, and $649,000 in 2000, 1999, and 1998, respectively, to permit employees of the Company and its subsidiaries to participate in that corporation's medical benefit plan.



                                                                             14.

                         INDEPENDENT PUBLIC ACCOUNTANTS

                                (Item 2 on Proxy)

         At its meeting held on April 18, 2001, the Board of Directors adopted the recommendation of the Audit Committee and selected Crowe, Chizek and Company, LLP to serve as the Company's independent public accountants and auditors for the fiscal year ending December 31, 2001. Crowe, Chizek and Company, LLP has served as the Company's independent public accountants and auditors since the 1995 fiscal year.

         Representatives of Crowe, Chizek and Company, LLP are expected to be present at the annual meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

Audit Fees

         The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2000, and the reviews of the financial statements included in the Company's Forms 10-Q for that year were $149,750.

Financial Information Systems Design and Implementation Fees

         The aggregate fees billed for professional services rendered in connection with the design and/or implementation of our financial information systems by Crowe, Chizek and Company, LLP for the year ended December 31, 2000, was $0.

All Other Fees

         The aggregate fees billed for services rendered by Crowe, Chizek and Company, LLP, other than the services covered under the captions "Audit Fees" and "Financial Information Systems Design and Implementation Fees", above, for the year ended December 31, 2000, were $48,835.

         The Audit Committee of the Board of Directors has considered whether the provision of the services covered under the captions "Financial Information Systems Design and Implementation Fees" and "All Other Fees", above, is compatible with maintaining the principal accountant's independence.

         The Board recommends that shareholders vote "FOR" ratification of the appointment of Crowe Chizek as the Company's independent accountants for the 2001 fiscal year.


                              SHAREHOLDER PROPOSALS

         Any shareholder proposal intended to be presented at the 2002 Annual Meeting of Shareholders must be received by the Company by December 31, 2001 in order to be considered for inclusion in the Proxy Statement for the 2002 Annual Meeting of Shareholders.
                                                                             15.

                                  OTHER MATTERS

         The only matters to be considered at the meeting or any adjournment thereof, so far as known to the Board of Directors, are those set forth in the Notice of Annual Meeting of Shareholders and routine matters incident to the conduct of the meeting. However, if any other matters should properly come before the meeting or any adjournment thereof, the Board of Directors intends that the persons named in the accompanying proxy form, or their substitutes, will vote the shares represented by such proxy form in accordance with their best judgment on such matters.

                                             By Order of the Board of Directors,

                                             /s/ E. V. Holder, Jr.
                                             ---------------------
                                             E.V. Holder, JR.
                                             Secretary


Georgetown, Kentucky
April 30, 2001

                                                                             16.

ANNEX A

                         PREMIER FINANCIAL BANCORP, INC.
                               BOARD OF DIRECTORS

                                 AUDIT COMMITTEE
                                     Charter

I.       PURPOSE

         The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

     * Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

     * Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.

     * Provide and open avenue of communication among the independent accountants, financial and senior management, the internal auditing department and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.      COMPOSITION

         The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercised of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance accounting by participating in educational programs conducted by the Corporation or an outside consultant.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.     INDEPENDENCE

         A member of the Audit Committee shall not be:
               * Currently employed by the Corporation or affiliate or so employed within the past three years.
               * A member of the immediate family of a current (or within the past three years)executive officer of the Corporation.
               * An executive of another organization where the Corporation's executives serve on other organization's compensation committee.
               * A partner, controlling shareholder or executive officer of a business that that has business relationship with the Corporation. Business relationships are defined as a director who is a partner in, or a controlling shareholder or executive officer of, any for-profit business to which the Corporation made, or from which the Corporation received, payments (other than those arising solely from investments in the Corporation's securities) that exceed 5% of the Corporation's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years. Direct business relationships are defined as a director who accepted compensation from the Corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan or non-discretionary compensation.

IV.      MEETINGS

         The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communications, the Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters the Committee or each of these groups believe should be discussed privately. In addition, the Committee, or at least its Chair, should meet with the independent accountants and management quarterly to review the Corporation's financials consistent with V.4 below.

V.       RESPONSIBILITIES AND DUTIES

         To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review
------------------------
1. Review and update this Charter periodically, at least annually, as conditions dictate.

2. Review the organization's annual financial statements and any reports of other financial information submitted to any governmental body or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3. Review the regular internal reports to management prepared by the internal auditing department and management's response.

4. Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants
-----------------------
5. Recommend to the Board of Directors the selections of the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

6. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

7. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

Financial Reporting Processes
-----------------------------
8. In consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

9. Consider the independent accountants' judgment about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

10. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management or the internal auditing department.

Process Improvement
-------------------
11. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

12. Following completion of the annual audit, review separately with each of management the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions of the scope of work or access to required information.

13. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

14. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements to financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

Ethical and Legal Compliance
----------------------------
15. Establish, review and update periodically a Code of Ethical conduct and ensure that management has established a system to enforce this code.

16. Review management's monitoring of the Corporation's compliance with the organization's Ethical Code, and ensure management has the proper review system in place to ensure Corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

17. Review activities, organizational structure, and qualifications of the internal audit department.

18. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

19. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

20. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deem necessary or appropriate.